Exhibit 99.1
For Immediate Release:

CONTACT:
Bob Husted	Ernest Sampias
Director of Investor Relations	Chief Financial Officer
303 440 5330	303 440 5330
SPECTRALINK ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS
KIRK Group Delivers Solid Third Quarter
BOULDER, Colo. – Nov. 8, 2006 — SpectraLink Corp. (Nasdaq: SLNK), the leader in workplace wireless telephony, today reported consolidated revenue of $38.0 million for the quarter ended Sept. 30, 2006. This represents an increase of 7 percent compared with consolidated pro forma revenue for the prior-year third quarter. Pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.
Gross profit for the third quarter was $21.4 million compared to $21.8 million pro forma results for the third quarter of 2005. Gross margin for the quarter was 56.4 percent, compared to 61.2 percent for the previous year’s pro forma results.
GAAP net income for the third quarter of 2006 was $1.7 million or 9 cents per diluted share compared to pro forma earnings of $2.4 million or 12 cents pro forma per diluted share for the same period in 2005.
For the nine months ended Sept. 30, 2006, revenue was $107.3 million with GAAP net loss of $612 thousand or 3 cents per diluted share. For the same period a year ago, pro forma revenue was $97.2 million generating $3.9 million in net income and 20 cents earnings per diluted share.
During the third quarter, the company recorded charges for FAS 123R stock-based compensation expense of $877 thousand and amortization of intangible assets related to the KIRK telecom acquisition of $1.1 million.
Non-GAAP income for the third quarter of 2006, which excludes amortization of intangibles of $1.1 million and share-based compensation expense of $877 thousand, was $3.3 million, or 17 cents per diluted share, compared to non-GAAP pro forma earnings of $4.4 million, or 23 cents per diluted share for the third quarter of 2005. Year-to-date non-GAAP income was $5.4 million resulting in 28 cents per diluted share. For the same period in 2005, non-GAAP pro forma earnings were $9.5 million, or 49 cents per diluted share. Details of the reconciliation between GAAP and non-GAAP earnings are provided in the attached Reconciliation of Non-GAAP Measurement to GAAP financial table.
“The third quarter of 2006 was a solid one for SpectraLink on both the top and bottom lines,” said John Elms, SpectraLink president and CEO. “We have seen product demand increase and service revenues are at an all-time high and overall, I’m very pleased with our progress.”
“We successfully contained costs and further developed new and existing technology and channel partnerships,” added Elms. “We continued to take productive steps toward completing the KIRK integration to ensure a global presence and continued worldwide leadership position for SpectraLink.”

Ernest Sampias, SpectraLink executive vice president and CFO said, “We saw good progress in reducing our non-GAAP operating expenses this quarter, dropping to 43 percent of revenue in Q3 compared with 50 percent of revenue in Q2. The primary contributor to this improvement was the reduction of R&D expense of over $1 million from last quarter as we completed many of our new product introductions. This brings us very close to our stated goal of managing our operating expenses back in-line with SpectraLink’s historical run rates as a percent of revenue.”
Non-GAAP Financial Measures
We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings for reasons discussed below. We believe that non-GAAP earnings provide useful information to investors because it allows investors to measure and evaluate our performance without considering charges associated with our acquisition including amortization of intangible assets and the charge for in-process research and development related to the acquisition, and FAS 123R expense. Beginning in the first quarter of 2006, our non-GAAP earnings exclude the affects of FAS 123R, amortization of intangible assets and purchased in-process R&D to allow investors to evaluate our current performance in relation to our historical performance. We believe that it is in the best interest of our investors to provide this information to analysts and other users of our financial statements so that they more fully understand the results of our operations.
We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. Our use of non-GAAP earnings is intended to supplement, and not replace, our presentation of net income (loss) and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.
Webcast Information
SpectraLink will hold an audio webcast to discuss third quarter 2006 earnings results, today, Nov. 8, 2006, at 4:30 p.m. Eastern time. To access the webcast and replay, visit www.spectralink.com.
About SpectraLink
SpectraLink, the leader in workplace wireless telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1 800 676 5465.
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This release contains forward-looking statements that are subject to many risks and uncertainties, including difficulties in integrating the operations, technologies, products, and personnel of SpectraLink and KIRK; expectations that the acquisition will be accretive to SpectraLink’s results; the unpredictable growth in international sales; the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filing with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2005, and subsequent Form 10-Q filings.

SpectraLink Corporation and Subsidiary
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$4,459	$16,703
Cash held in escrow for acquisition	—	55,148
Investment in marketable securities	10,615	14,088
Trade accounts receivable, net of allowance of $282 and $343, respectively	26,780	22,574
Inventories:
Raw materials	12,694	4,783
Work in progress	318	5
Finished goods	7,475	4,727
Less allowance for obsolete inventory	(996)	(575)

Total inventories	19,491	8,940
Deferred income taxes	1,532	1,626
Prepaids and other	1,915	1,201

Total current assets	64,792	120,280

Property and equipment, net of accumulated depreciation of $13,745 and $11,110, respectively	13,998	8,422
Intangible assets, net of accumulated amortization of $3,655 and $272, respectively	30,906	318
Goodwill	23,944	—
Other non-current assets	670	1,772

Total assets	$134,310	$130,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,230	$1,478
Accrued payroll, commissions and employee benefits	5,692	4,500
Other accrued expenses and liabilities	7,649	6,380
Deferred revenue	10,063	7,503
Current portion long-term debt	6,000	15,000

Total current liabilities	33,634	34,861

Long-term debt	9,050	18,050
Long-term deferred tax liabilities	8,090	—
Other long-term liabilities	973	900

Total liabilities	51,747	53,811
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 24,212 and 23,838 shares issued, respectively, and 19,480 and 19,106 shares outstanding, respectively	242	238
Additional paid-in capital	87,403	81,751
Retained earnings	31,771	32,383
Other comprehensive income	538	—
Treasury stock, 4,732 shares, at cost	(37,391)	(37,391)

Total stockholders’ equity	82,563	76,981
Total liabilities and stockholders’ equity	$134,310	$130,792

SpectraLink Corporation and Subsidiary
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	2005	2006	2005	2005
	Actual	Pro forma(1)	Actual	Actual	Pro forma(1)	Actual
Sales:
Product sales	$29,843	$29,645	$18,954	$84,644	$80,405	$51,024
Service sales	8,108	5,960	5,808	22,615	16,828	16,437

Net sales	37,951	35,605	24,762	107,259	97,233	67,461
Cost of sales:
Cost of product sales	12,439	10,779	5,417	34,745	29,960	14,635
Cost of service sales	4,092	3,028	3,010	11,536	8,765	8,723

Total cost of sales	16,531	13,807	8,427	46,281	38,725	23,358

Gross profit	21,420	21,798	16,335	60,978	58,508	44,103

Operating expenses:
Research and development	4,759	3,922	2,702	16,400	11,294	7,648
Marketing and selling	8,934	7,872	6,674	26,538	22,638	19,237
General and administrative	3,485	2,636	1,704	11,280	8,033	4,783
Acquired in-process research and development	—	—	—	2,021	2,021	—
Amortization of intangible assets	1,130	1,103	4	3,385	3,349	54

Total operating expenses	18,308	15,533	11,084	59,624	47,335	31,722

Income from operations:	3,112	6,265	5,251	1,354	11,173	12,381
Other (expense) income, net
Interest (expense) income, net	(267)	(270)	387	(1,244)	(1,211)	1,131
Other (expense) income, net	(49)	(1)	(38)	88	(31)	(143)

Total other (expense) income, net	(316)	(271)	349	(1,156)	(1,242)	988

Income before income taxes	2,796	5,994	5,600	198	9,931	13,369
Income tax expense	(1,047)	(3,630)	(1,994)	(810)	(6,060)	(4,946)

Net income (loss)	$1,749	$2,364	$3,606	$(612)	$3,871	$8,423

Basic earnings (loss) per share	$0.09	$0.12	$0.19	$(0.03)	$0.20	$0.44

Basic weighted average shares outstanding	19,390	18,940	18,940	19,300	19,070	19,070

Diluted earnings (loss) per share	$0.09	$0.12	$0.19	$(0.03)	$0.20	$0.43

Diluted weighted average shares	19,440	19,190	19,190	19,300	19,380	19,380

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiary
Condensed Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months ended
	September 30,		September 30
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
Sales:
Product sales	$29,843	$29,645	$84,644	$80,405
Service sales	8,108	5,960	22,615	16,828

Net sales	37,951	35,605	107,259	97,233

Cost of sales:
Cost of product sales	12,416	10,779	34,631	29,960
Cost of service sales	4,092	3,028	11,536	8,765

Total cost of sales	16,508	13,807	46,167	38,725

Gross profit	21,443	21,798	61,092	58,508

Operating expenses:
Research and development	4,571	3,922	15,788	11,294
Marketing and selling	8,819	7,872	26,168	22,638
General and administrative	2,934	2,636	9,790	8,033
Acquired in-process research and development	—	—	—	—
Amortization of intangible assets	—	—	—	—

Total operating expenses	16,324	14,430	51,746	41,965

Income from operations:	5,119	7,368	9,346	16,543
Other (expense) income, net
Interest (expense) income, net	(267)	(270)	(1,244)	(1,211)
Other (expense) income, net	(49)	(1)	88	(31)

Total other (expense) income, net	(316)	(271)	(1,156)	(1,242)

Non-GAAP earnings before income taxes	4,803	7,097	8,190	15,301
Income tax expense	(1,532)	(2,745)	(2,809)	(5,836)

Non-GAAP earnings after taxes	$3,271	$4,352	$5,381	$9,465

Non-GAAP earnings per share — basic	$0.17	$0.23	$0.28	$0.50

Basic weighted average shares outstanding	19,390	18,940	19,300	19,070

Non-GAAP earnings per share — diluted	$0.17	$0.23	$0.28	$0.49

Diluted weighted average shares	19,440	19,190	19,420	19,380

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiaries
Reconciliation of Non-GAAP Measurement to GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
GAAP income before income taxes	$2,796	$5,994	$198	$9,931

Adjustments:
Acquired in-process research and development	—	—	2,021	2,021
Amortization of intangible assets	1,130	1,103	3,385	3,349
Share-based compensation expense	877	—	2,586	—

Non-GAAP earnings before income taxes	4,803	7,097	8,190	15,301
Tax expense	(1,532)	(2,745)	(2,809)	(5,836)

Non-GAAP earnings after taxes	$3,271	$4,352	$5,381	$9,465

Non-GAAP earnings after taxes per share – diluted	$0.17	$0.23	$0.28	$0.49
Weighted average shares outstanding – diluted	19,440	19,190	19,420	19,380

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
Non-GAAP Adjustments:
Cost of sales:
FAS 123R stock based compensation	$23	$—	$114	$—
Operating expenses:
Research and development FAS 123R stock based compensation	188	—	612	—
Marketing and selling FAS 123R stock based compensation	115	—	370	—
General and administrative FAS 123R stock based compensation	551	—	1,490	—
Acquired in-process research and development	—	—	2,021	2,021
Amortization of intangible assets	1,130	1,103	3,385	3,349

Total non-GAAP adjustments	2,007	1,103	7,992	5,370

Income tax impact of non-GAAP adjustments	(485)	885	(1,999)	224

After-tax impact of non-GAAP adjustments	$1,522	$1,988	$5,993	$5,594

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.
Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, SpectraLink uses non-GAAP measures of operating results, net income (loss) and earnings (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing investors and other interested parties a more complete understanding of SpectraLink’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.